CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts," to the use of our reports dated February 6, 1998, with respect to the financial statements of Security Benefit Life Insurance Company and Subsidiaries and the financial statements of Parkstone Variable Annuity Account included in Post-Effective Amendment No. 6 to the Registration Statement (Form N-4 No. 33-65654) and the related Statement of Additional Information accompanying the Prospectus of Parkstone Variable Annuity.
                                                      Ernst & Young LLP

Kansas City, Missouri
April 27, 1998